PFF BANCORP, INC. REPORTS 23 PERCENT INCREASE IN
EARNINGS PER SHARE

Pomona, Calif. -- October 16, 2003 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank") today reported a 23 percent increase in earnings per diluted share ("EPS") for the quarter ended September 30, 2003.  EPS increased to $0.58 for the current quarter from $0.47 for the comparable period of 2002 (adjusted for the 40 percent stock split effected in the form of a stock dividend paid on September 5, 2003, to shareholders of record on August 15, 2003).  Net earnings rose $1.1 million to $9.6 million for the quarter ended September 30, 2003, from $8.5 million for the comparable period of 2002.

The growth in net earnings reflects a $4.1 million or 15 percent increase in net interest income from $27.3 million for the quarter ended September 30, 2002, to $31.4 million for the current quarter.  Net interest spread increased to 3.97% for the current quarter from 3.78% for the previous quarter and 3.47% for the quarter ended September 30, 2002.  The 19 basis point sequential quarter expansion in net interest spread was attributable to a 26 basis point decrease in average cost of interest-bearing liabilities partially offset by a 7 basis point decrease in average yield on interest-earning assets. Larry M. Rinehart, President and CEO commented, "We are very pleased with the Company's continued strong financial performance as our net interest spread expansion reflects our successful transition to a higher margin community banking business model.  We continue to build upon our  "Customers First." brand of service and our community banking relationships in Southern California by focusing on our strong retail deposit and loan origination franchises, both of which continue to add to shareholder value."

The Company's successful transition to a higher margin business model is evidenced by the growth in higher yield construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") and lower cost passbook, money market, NOW and other demand accounts ("core deposits").

Core deposits increased $53.0 million during the quarter to $1.50 billion or 63 percent of total deposits. One year ago core deposits were $1.26 billion or 56 percent of total deposits.
  The aggregate disbursed balance of the Four-Cs increased $14.3 million during the quarter to $1.29 billion or 47 percent of loans receivable, net.  One year ago the Four-Cs were $1.15 billion or 45 percent of loans receivable, net.

  Total loan originations increased $143.7 million or 29 percent to $638.7 million for the current quarter from $495.0 million for the comparable period of the prior year.  The Company also purchased $178.8 million of loans during the current quarter compared to $72.8 million during the comparable period of 2002.  Substantially all of the Company's loan purchases were one-to-four family mortgages.

Originations of the Four-Cs were $526.6 million or 82 percent of total loan originations for the current quarter compared to $426.5 million or 86 percent of total originations for the comparable period of 2002.  The slight decrease in the percent of total originations comprised by the Four-Cs reflects a significant increase in turnover in the 1- 4 family residential mortgage portfolio rather than any reduction in the Company's emphasis on the Four-Cs.

Non-interest income increased $1.1 million or 25 percent between the quarters ended September 30, 2002, and 2003 to $5.6 million.  Reflecting the Bank's sustained trend of strong growth in core deposits, deposit and related fees rose from $2.7 million for the quarter ended September 30, 2002, to $2.9 million for the current quarter.  A 44 percent increase in loan principal paydowns from $477.6 million for the quarter ended September 30, 2002, to $687.6 million for the current quarter contributed to an increase in loan and servicing fees from $1.4 million for the quarter ended September 30, 2002, to $1.8 million for the current quarter.  The Company liquidated its portfolio of trading securities during the quarter ended March 31, 2003.  As a result, there were no trading gains or losses during the current quarter compared to a $233,000 loss on trading securities, net for the quarter ended September 30, 2002.  The Company's current policy of minimizing long-term interest rate risk exposure by selling virtually all of the 15 and 30 year fixed rate mortgages it originates resulted in a $267,000 gain on sale of loans, net for the current quarter compared to $56,000 for the quarter ended September 30, 2002.

General and administrative expense increased $2.7 million between the quarters ended September 30, 2002 and 2003 to $18.7 million.  The increase in general and administrative expense was primarily attributed to the area of compensation and benefits as the Company has continued to hire experienced banking and investment advisory personnel to support its community banking, loan and deposit operations and, through Glencrest Investment Advisors, Inc., wealth management activities.  The continued strong upward momentum in the Company's stock price has also contributed to an increase in benefit related compensation expense (principally the Employee Stock Ownership Plan) from  $1.7 million for the quarter ended September 30, 2002 to $2.2 million for the current quarter.

Non-accrual loans were $22.5 million or 0.69 percent of gross loans at September 30, 2003, compared to $22.3 million or 0.71 percent of gross loans at June 30, 2003, and $18.6 million or 0.59 percent of gross loans at March 31, 2003.  Non-accrual loans at September 30, 2003, include a $4.5 million commercial business loan to an investment company.  The Company has determined this credit is impaired, has placed it on non-accrual status and taken this status into account in determining the adequacy of the allowance for loan losses at September 30, 2003.  During the current quarter, $3.4 million of the $5.5 million of tract construction loans on the residential subdivision located in La Quinta, California were paid-off.  The remaining $2.1 million remains on non-accrual status.  However, the Company presently expects to collect all principal amounts due upon sale of the property.

At September 30, 2003, the allowance for loan losses was $30.4 million or 0.93 percent of gross loans and 135 percent of non-accrual loans compared to $29.2 million or 0.93 percent of gross loans and 131 percent of non-accrual loans at June 30, 2003.  The Company recorded a $1.6 million provision for loan losses for the quarter ended September 30, 2003, compared to $1.5 million for the quarter ended September 30, 2002.  The net loan charge-offs for the current quarter were $447,000, comprised of $124,000 of commercial business loans, $239,000 of consumer loans and $84,000 of one-to-four family loans.

On September 5, 2003, the Company's Board of Directors paid a 40 percent stock split effected in the form of a stock dividend payable to shareholders of record on August 15, 2003. The Company also increased its quarterly cash dividend by 124 percent to $0.16 per share effective with the dividend paid on September 26, 2003 to shareholders of record on September 12, 2003.  During the current quarter, the Company did not repurchase any shares of its common stock.  Fiscal year-to-date, the Company has repurchased 23,100 shares at a weighted average price of $24.26 per share.  As of September 30, 2003, 791,280 shares remain under an 840,000-share repurchase authorization adopted by the Company's Board of Directors on March 26, 2003.

At September 30, 2003, the Company was conducting its business through 26 full-service banking branches, two registered investment advisory offices, two trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and two loan origination offices in Northern California.

The Company will host a conference call at 8:30 A.M. PDT on Friday October 17, 2003, to discuss its financial results. The conference call can be accessed by dialing 1-800-340-5258 and referencing conference I.D. 3060621.   An audio replay of this conference call will be available through October 31, 2003, by dialing 1-800-642-1687 and referencing the conference I.D. above.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives. These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

Contact Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share data) (Unaudited)

	September 30,	March 31,
	2003	2003

ASSETS
Cash and cash equivalents	$ 77,069	$ 50,323
Loans held for sale at lower of cost or fair value	643	3,327
Investment securities held-to-maturity (estimated fair value of
$5,974 at September 30, 2003, and $5,957 at March 31, 2003)	5,747	5,753
Investment securities available-for-sale, at fair value	64,429	94,094
Mortgage-backed securities available-for-sale, at fair value	244,998	215,266
Collateralized mortgage obligations available-for-sale, at fair value	-	15,200
Loans receivable, net	2,732,132	2,688,950
Federal Home Loan Bank (FHLB) stock, at cost	25,845	26,610
Accrued interest receivable	13,311	14,162
Assets acquired through foreclosure, net	709	75
Property and equipment, net	23,170	23,325
Prepaid expenses and other assets	17,405	16,939
Total assets	$ 3,205,458	$ 3,154,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 2,357,157	$ 2,326,108
FHLB advances and other borrowings	507,000	485,385
Accrued expenses and other liabilities	45,260	69,399
Total liabilities	2,909,417	2,880,892
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000
shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000
shares; issued 16,573,159 and 29,311,177; outstanding
16,573,159 and 16,477,453 at September 30, 2003,
and March 31, 2003, respectively	164	208
Additional paid-in-capital	136,252	131,770
Retained earnings, substantially restricted	165,065	150,282
Unearned stock-based compensation	(3,066)	(3,996)
Treasury stock (none and 12,833,474 at September 30, 2003,
and March 31, 2003, respectively)	-	(92)
Accumulated other comprehensive losses	(2,374)	(5,040)
Total stockholders' equity	296,041	273,132
Total liabilities and stockholders' equity	$ 3,205,458	$ 3,154,024

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2003	2002	2003	2002

Interest income:
Loans receivable	$ 40,404	$ 41,969	$ 81,494	$ 85,455
Mortgage-backed securities	2,013	2,141	3,945	4,745
Collateralized mortgage obligations	(33)	458	(327)	948
Investment securities and deposits	1,032	1,920	2,108	3,963
Total interest income	43,416	46,488	87,220	95,111
Interest expense:
Deposits	9,195	13,976	19,486	28,727
Borrowings	2,794	5,174	6,259	10,803
Total interest expense	11,989	19,150	25,745	39,530
Net interest income	31,427	27,338	61,475	55,581
Provision for loan losses	1,645	1,500	2,305	2,500
Net interest income after provision for loan losses	29,782	25,838	59,170	53,081

Non-interest income:
Deposit and related fees	2,852	2,655	5,683	5,381
Loan and servicing fees	1,794	1,427	3,387	2,568
Trust fees	606	534	1,163	1,083
Gain on sale of loans, net	267	56	642	123
Gain on sale of securities, net	-	-	117	15
Loss on trading securities, net	-	(233)	-	(442)
Other non-interest income	67	46	201	69
Total non-interest income	5,586	4,485	11,193	8,797

Non-interest expense:
General and administrative:
Compensation and benefits	10,708	8,958	21,381	18,621
Occupancy and equipment	3,070	2,886	6,129	5,741
Marketing and professional services	2,057	1,941	4,145	3,479
Other non-interest expense	2,894	2,217	5,909	4,636
Total general and administrative	18,729	16,002	37,564	32,477
Foreclosed asset operations, net	2	(23)	1	(128)
Total non-interest expense	18,731	15,979	37,565	32,349
Earnings before income taxes	16,637	14,344	32,798	29,529
Income taxes	7,036	5,877	13,865	12,209
Net earnings	$ 9,601	$ 8,467	$ 18,933	$ 17,320

Basic earnings per share	$ 0.60	$ 0.49	$ 1.19	$ 1.00
Weighted average shares outstanding for basic
earnings per share calculation	15,932,455	17,307,324	15,877,504	17,389,841

Diluted earnings per share	$ 0.58	$ 0.47	$ 1.14	$ 0.95
Weighted average shares outstanding for diluted
earnings per share calculation	16,687,074	18,103,953	16,593,289	18,199,754

PFF BANCORP, INC. AND SUBSIDIARIES Selected Ratios and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2003	2002	2003	2002
Performance Ratios
Return on average assets (1)	1.22%	1.12%	1.20%	1.15%
Return on average stockholders' equity (1)	13.12%	11.59%	13.17%	11.80%
General and administrative expense to average assets (1)	2.37%	2.12%	2.39%	2.16%
Efficiency ratio (3)	50.60%	50.28%	51.69%	50.45%
Average interest-earning assets to average interest-bearing liabilities	109.06%	109.44%	108.95%	109.54%
Yields and Costs
Net interest spread	3.97%	3.47%	3.87%	3.52%
Effective interest spread (1) (2)	4.11%	3.72%	4.02%	3.77%
Average yield on interest-earning assets	5.67%	6.30%	5.70%	6.45%
Average cost of interest-bearing liabilities	1.70%	2.83%	1.83%	2.93%
Average yield on loans receivable, net	5.99%	6.62%	6.05%	6.80%
Average yield on securities	3.62%	4.68%	3.39%	4.77%
Average cost of core deposits	0.93%	1.84%	1.00%	1.86%
Average cost of C.D.'s	2.60%	3.32%	2.73%	3.48%
Average cost of total deposits	1.55%	2.49%	1.66%	2.60%
Average cost of FHLB advances and other borrowings	2.46%	4.42%	2.72%	4.42%
Asset Quality
Net charge-offs	$447	$4,315	$3,005	$ 4,693
Net charge-offs to average loans receivable, net (1)	0.07%	0.68%	0.22%	0.37%
Average Balances
Average total assets	$ 3,160,339	$ 3,014,252	$ 3,149,432	$ 3,012,725
Average interest-earning assets	$ 3,055,394	$ 2,943,046	$ 3,055,991	$ 2,948,616
Average interest-bearing liabilities	$ 2,801,683	$ 2,689,144	$ 2,804,918	$ 2,691,938
Average loans receivable, net	$ 2,689,077	$ 2,529,249	$ 2,689,383	$ 2,510,229
Average securities	$ 292,171	$ 331,770	$ 297,040	$ 346,704
Average core deposits	$ 1,471,897	$ 1,243,659	$ 1,451,941	$ 1,196,267
Average C.D.'s	$ 878,717	$ 981,018	$ 894,075	$ 1,007,687
Average total deposits	$ 2,350,614	$ 2,224,677	$ 2,346,016	$ 2,203,954
Average FHLB advances and other borrowings	$ 451,069	$ 464,467	$ 458,902	$ 487,984
Average stockholders' equity	$ 292,718	$ 292,271	$ 287,418	$ 293,612
Loan Activity
Total originations	$ 638,720	$ 494,992	$ 1,147,272	$ 888,648
One-to-four family	$ 112,137	$ 62,163	$ 200,997	$ 129,061
Multi-family	$ -	$ 6,290	$ 3,262	$ 9,719
Commercial real estate	$ 59,319	$ 39,538	$ 107,185	$ 66,757
Construction and land	$ 362,196	$ 306,020	$ 638,568	$ 508,665
Commercial	$ 69,482	$ 43,041	$ 124,776	$ 97,891
Consumer	$ 35,586	$ 37,940	$ 72,484	$ 76,555
Purchases	$ 178,801	$ 72,775	$ 272,063	$ 135,342
Principal repayments	$ 687,571	$ 477,630	$ 1,261,246	$ 866,318
Sales	$ 11,881	$ 1,212	$ 25,933	$ 2,175
(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

	As of	As of
	September 30,	March 31,
	2003	2003
Asset Quality
Non-accrual loans	$ 22,453	$ 18,572
Non-accrual loans to gross loans	0.69%	0.59%
Non-performing assets to total assets (1)	0.72%	0.59%
Allowance for loan losses	$ 30,421	$ 31,121
Allowance for loan losses to non-accrual loans	135.49%	167.57%
Allowance for loan losses to gross loans	0.93%	0.99%

Capital
Stockholders' equity to assets ratio	9.24%	8.66%
Core capital ratio*	8.12%	8.17%
Risk-based capital ratio*	11.83%	11.85%
Shares outstanding at end of period	16,573,159	16,477,453
Book value per share outstanding	$ 17.86	$ 16.58
Tangible book value per share outstanding (2)	$ 17.79	$ 16.50

Loan and Deposit Balances
Construction loans (3)	$ 526,541	$ 543,085
Commercial business loans	$ 157,863	$ 149,232
Commercial real estate loans	$ 458,239	$ 396,765
Consumer loans	$ 150,352	$ 160,673
One-to-four family loans	$ 1,407,511	$ 1,403,279
Core deposits	$ 1,496,009	$ 1,403,739
C.D.'s	$ 861,148	$ 922,369

(1)	Non-performing assets consist of non-accrual loans and real estate acquired through foreclosure.
(2) Stated book value minus goodwill.
(3)	Net of undisbursed balances of $495,752 and $405,908 at September 30, 2003 and March 31, 2003, respectively.

* PFF Bank & Trust